Exhibit 13.2

Certification of Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Estre Ambiental, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i)          the accompanying Annual Report on Form 20-F of the Company for the year ended March 31, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)         the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 20, 2018
	By:	/s/ Fabio D’Avila Carvalho
		Name:	Fabio D’Avila Carvalho
		Title:	Chief Financial Officer
(Principal Financial and
Accounting Officer)

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being “filed” either as part of the Report or as a separate disclosure statement, and is not to be incorporated by reference into the Report or any other filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The foregoing certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18 or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.